                                                                   Exhibit 10.41

                          AIRCRAFT PURCHASE AGREEMENT
                          ---------------------------

     THIS AIRCRAFT PURCHASE AGREEMENT (this "Agreement") is entered into as of the 20th day of November, 2000, by and between SYBRON INTERNATIONAL CORPORATION, a Wisconsin corporation, or its assign ("Buyer"), and VOLARE PARTNERS, LLC, a Wisconsin limited liability company ("Seller").

                                R E C I T A L S

     WHEREAS, the Seller desires to sell the Aircraft (as defined in Section 1.1(a)) to the Buyer and the Buyer desires to purchase the Aircraft from the Seller on the terms and conditions contained herein;

     WHEREAS, it is the intention of Buyer that the acquisition by Buyer of title in the Aircraft qualify as an exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "IRC"), and specifically as a "reverse exchange" in accordance with IRS Revenue Procedure 2000-37 ("Rev. Proc. 2000-37"); and,

     WHEREAS, it is the intention of Seller that the sale of the Aircraft shall qualify as an exchange within the meaning of IRC Section 1031.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1.  SUBJECT MATTER OF SALE
            ----------------------

1.1 (a) Subject to the provisions of this Agreement, the Seller agrees to sell and to deliver to the Buyer and the Buyer agrees to buy and take delivery from the Seller all of the Seller's right, title and interest in and to that certain Cessna Citation III model aircraft bearing manufacturer's serial number 650-063 and FAA Registration Number N72LE, together with two TFE 731-3C model engines bearing manufacturer's serial numbers 87255 (L), and 87181 (R), and all equipment, accessories, instruments, and components, and other parts installed thereon or appurtenant thereto, all loose equipment and spare parts, and all Aircraft Documents as defined in Section 1.1(b) (all of the foregoing items collectively referred to as the "Aircraft").

     (b) For purposes hereof, the term "Aircraft Documents" shall mean and include all flight records, maintenance and shop records, historical records, modification records, overhaul records, maintenance manuals, repair manuals, flight manuals, crew manuals, warranty documents, logbooks, authorizations, wiring diagrams, drawings and data required or recommended by the manufacturer of the airframe, engines or any component or part of the Aircraft, or required with respect to the Aircraft, and all issued FAA Form 337's.

1.2 The Aircraft shall be subject to Buyer's exclusive right to purchase and Seller shall remove the Aircraft from the market and cancel any existing back-up offers, unless and until Buyer rejects the Aircraft, as provided for herein.

ARTICLE 2.  PURCHASE PRICE
            --------------

2.1 All prices, amounts and payments referred to herein shall be in United States Dollars. The total purchase price for the Aircraft shall be FOUR MILLION NINE HUNDRED THOUSAND DOLLARS (USD 4,900,000) (the "Purchase Price") payable at the Closing pursuant to Article 3 hereof.

ARTICLE 3.  INSPECTIONS; CLOSINGS; DELIVERY OF AIRCRAFT
            -------------------------------------------

3.1  Pre-Purchase Inspection.
     -----------------------

     (a) On October 30, 2000 Seller delivered the Aircraft at the Cessna Service Center, Toledo, Ohio (the "Inspection Facility"), and provided the Buyer with certain access to the Aircraft and the records (including without limitation the Aircraft Documents) relating thereto for the purpose of inspection (the "Pre-Purchase Inspection") by Buyer and/or the Buyer's duly authorized technical representatives, in order to determine that each item of the Aircraft is acceptable to Buyer and in accordance with the provisions of this Agreement. The cost of the Pre-Purchase Inspection matters requested by Buyer shall be paid for by Buyer. The Pre-Purchase Inspection resulted in a report from Cessna Service Center entitled "AirCraft Survey Discrepancies" and
          dated October 30, 2000 (the "Pre-Purchase Report").   The parties
          shall use their best efforts to promptly address the results of the Pre-Purchase Inspection. The foregoing shall not affect any warranty claim of Buyer under the terms of this Agreement. The parties acknowledge and agree that Buyer's test and acceptance flight shall occur in connection with delivery of the Aircraft to the Delivery Location (for the purpose of clarity the parties acknowledge and agree that Buyer shall be permitted to place an observer on the test flight and that Seller's designated pilot shall command the Aircraft).

     (b) The parties acknowledge and agree that the results of the Pre-Purchase Inspection are listed in the Pre-Purchase Report, attached hereto as Exhibit A. Seller agrees to promptly remedy all discrepancies noted on the Pre-Purchase Report (for the purposes of clarity, Seller shall correct all matters on the Pre-Purchase Report that are marked "yes" as unairworthy). Seller shall, promptly and expeditiously remedy such discrepancies and demonstrate, at the Seller's sole cost and expense, that the Aircraft is in the condition required for delivery.

     (c) If Seller does not accomplish the foregoing remedial actions in accordance with this Agreement with respect to matters marked "Unairworthy Yes" on the Pre-Purchase Report, Buyer shall have the right to terminate this Agreement upon written notice from Buyer to Seller, immediately receive from Seller reimbursement of Buyer's costs of the Pre-Purchase Inspection, and any test and acceptance flight costs.

     (d) Notwithstanding the foregoing, if at any time prior to the Closing Time (as defined in Section 3.2(c)), the Aircraft is destroyed or suffers material damage which renders it of substantially lower economic value than the Purchase Price, Buyer shall have the right to terminate this Agreement upon written notice from Buyer to Seller and the provisions of Section 3.1(b)(i) shall apply. If the Aircraft suffers damage that does not substantially reduce the economic value, then the parties shall negotiate in good faith to adjust the Purchase Price. If the parties are unable to reach agreement on a Purchase Price reduction, the parties shall select a mutually agreed and qualified third party appraiser to determine the Purchase Price adjustment. If the parties are unable to reach agreement on whether damage results in "substantially lower economic value", the parties shall select a mutually agreed and qualified third party appraiser to determine whether the damage results in "substantially lower economic value." The costs of the third party appraiser shall be shared equally by the parties.

3.2  Closing.
     -------

     (a)  On or before 4 December 2000:

          (i) Seller shall deposit with Insured Aircraft Title Service, Inc., Oklahoma City, Oklahoma (the "Escrow Agent"), a Federal Aviation Administration Aeronautical Center Form 8050-2 Bill of Sale (hereinafter "FAA Bill of Sale") acceptable for filing with the Federal Aviation Administration, undated but otherwise fully completed, and executed on behalf of Seller, together with a Warranty Bill of Sale in the form attached hereto as Exhibit C, either of which shall be in a form sufficient to effect vesting of title in Buyer; and,

          (ii) Buyer shall deposit with the Escrow Agent an Application for Registration for the Aircraft fully completed (except for date) and executed on behalf of Buyer.

          (iii) Seller shall permit the Cessna Service Center in Milwaukee, Wisconsin to examine the left and right stabilizer "leading edges" of the Aircraft. In the event Cessna recommends remediation with respect thereto, said remediation shall be performed promptly and before the Delivery Inspection (defined in Section 3.3(a) below). Payment for such remediation shall be negotiated by the parties, but in no event shall Buyer be required to pay more than 50% of said remediation costs.

     (b) Within one (1) Business Day of receipt by the parties of confirmation from Escrow Agent that all of the actions and deliveries required in subparagraph (a) have been completed, Seller shall position the Aircraft at Duncan Aviation, Battle Creek Airport (Symbol - BTL) in Battle Creek, Michigan (the "Delivery

          Location") for transfer of title and consummation of the transaction (the "Closing"). Delivery of the Aircraft shall occur on December 4, 2000; and the Closing shall occur on or before the third business day after the date of delivery of the Aircraft to the Delivery Location. Buyer may have its authorized representatives on the Aircraft for its flight to the Delivery Location. Seller shall provide Buyer with at least five (5) days advance notice of the departure date, time and airport for the flight to the Delivery Location.

     (c) By the close of business on the third business day after the proper and timely positioning of the Aircraft at the Delivery Location, if all of Seller's obligations and agreements contained herein have then been fulfilled and no party is in breach hereof, (i) Buyer shall wire transfer the Purchase Price to Seller's Qualified Intermediary (as referenced in Section 9.11), and then (ii) Seller and Buyer shall immediately instruct the Escrow Agent to: (a) date and file the FAA Bill of Sale in the Civil Aircraft Registry, (b) date and file the Application for Registration with respect to the Aircraft, and (c) release the Warranty Bill of Sale to Buyer. Contemporaneously therewith, Buyer shall execute and deliver (via facsimile and mail) to Seller an Aircraft Delivery Receipt in the form attached hereto as Exhibit D. Risk of loss, casualty, liability or damage with respect to the Aircraft shall be deemed to pass to Buyer upon Buyer's delivery to Seller of the Aircraft Delivery Receipt (such time being the "Closing Time" and the date of the Closing Time being the "Closing Date").

     (d) Both parties acknowledge and agree that this Agreement, and the parties' obligation to consummate the transaction contemplated hereby, is subject to the approval of the Sybron International Corporation's Board of Directors, including such Board of Directors' review of the transaction as a transaction between Buyer and a member of the Board of Directors of Buyer. Buyer shall promptly take such actions as reasonably necessary to facilitate review of the transaction by the Board of Directors.

3.3  Acceptance Flight and Delivery Inspection
     -----------------------------------------

     Immediately prior to the Closing, on or about 4 December 2000, Buyer will conduct an acceptance and delivery flight, as outlined in Section 3.1(a) above and the Aircraft shall be delivered to Duncan Aviation facility at Battle Creek, Michigan, where the following inspection and work shall be performed.

     (a) Prior to the Closing, Buyer shall perform, at Buyer's expense, a delivery inspection of the Aircraft, including engine performance run, bore scope and avionics function check, (the "Delivery Inspection") that is reasonably necessary for Buyer to confirm Seller's continued compliance with Article 5.1 hereof, and that the Aircraft is in the same condition as it was upon completion of all remediation work (ordinary wear and tear excepted) at the Inspection Facility. The scope of the Delivery Inspection shall not exceed the scope of the Pre-Purchase Inspection and shall be completed by the close of business on December 6, 2000; provided, however, that the Delivery Inspection may include inspection of the Aircraft's de-icing systems, fuel tank inspection, mapping and engineering approval of the dent on the left horizontal stabilizer and inspection of recent incidents of hangar rash, even if such items were not included in the Pre-Purchase Inspection.

     (b) After the Closing and at Buyer's expense, Buyer shall perform the following: full exterior paint; partial interior paint, re-carpet and miscellaneous; and installation of TCAS I collision avoidance system, all at Buyer's discretion (the "Post-Closing Work").



ARTICLE 4.  REMEDIES UPON DEFAULT
            ---------------------

4.1 In the event Seller fails to deliver the Aircraft on or prior to December 4, 2000 in the condition required under this Agreement or to perform all of its obligations under the terms and conditions set forth in this Agreement, for any reason (except by reason of force majeure beyond Seller's reasonable control), Buyer shall have the option upon written notice to Seller to terminate this Agreement, whereupon the Seller shall promptly refund any and all funds received from Buyer hereunder, and Seller shall promptly reimburse Buyer for all costs and expenses incurred by Buyer in connection with the Pre-Purchase Inspection, the Delivery Inspection and test flight. Seller shall be deemed to be in default hereof in the event the Delivery Inspection results in a finding that Seller is not in compliance with Article 5.1 hereof or that the Aircraft is not in the same condition as it was upon completion of the remediation work at the Inspection Facility (ordinary wear and tear excepted). Buyer, at Buyer's election, shall either: (a) remediate any such noncompliance consistent with Seller's normal practices and standards, in which event, Seller shall promptly reimburse Buyer for the actual and reasonable costs of such remediation; or (b) if the non-compliance or altered condition are material, terminate and rescind this Agreement and, in such event, Seller shall reimburse Buyer for any costs incurred in the Pre-Purchase Inspection, the Delivery Inspection, and for any test flights, and Buyer shall not accept delivery of the Aircraft, which shall remain in Seller's possession until the Closing. In the event Buyer determines that remediation of a noncompliance item should be beyond Seller's normal practices and standards, Buyer shall pay the difference in cost (if greater).

ARTICLE 5.  CONDITION OF AIRCRAFT
            ---------------------

5.1  Seller covenants and agrees:

     (a) that the Aircraft shall be delivered with any and all manufacturer's recommended inspections (calendar, hourly, or otherwise) and inspection items up to date and current;

     (b) that the Aircraft shall be delivered with Aircraft engines enrolled in the Honeywell Engine Maintenance Service Program, fully paid up to the Closing Time by Seller, with account in good standing and transferable to Buyer without cost to the Buyer other than the approximate transfer fee of $2,000;

     (c) that the Aircraft shall be delivered in an airworthy and fully operational condition as prescribed by the manufacturer, fit for operations under Part 91 of the Federal Aviation Regulations, with all systems, components, engines, and installed equipment airworthy, fully functional and operative, meeting manufacturer's specifications, and with no damage or corrosion, or history thereof (except as described in Christopher Doerr's October 3, 2000 letter to Frank Jellinek, which letter is attached hereto as Exhibit A);

     (d) that the Aircraft shall be delivered with a current and valid United States Standard Airworthiness Certificate, and all FAA Airworthiness Directives and all mandatory Service Bulletins with effective dates on or prior to the Closing Date complied with;

     (e) that the Aircraft shall be delivered with each engine able to produce its rated takeoff power in a ground power run;

     (f) that the Aircraft shall be delivered with complete remedy of all matters listed as unairworthy in the Pre-Purchase Report;

     (g) that the Aircraft shall be delivered with all Aircraft Documents printed or published in English, original and complete, continuous and up-to-date, and maintained in accordance with industry standards and the Federal Aviation Regulations; and

     (h) that the Aircraft shall be delivered without any damage or any other event (e.g. hard landing, lightning strike, and similar matters) having occurred between the time the Pre-Purchase Inspection is completed and the Closing, either in connection with the Aircraft's condition or its operability, which renders the Aircraft in noncompliance with the condition it was in upon completion of the Pre-Purchase Inspection (ordinary wear and tear excepted), and the Aircraft shall have no more than sixty (60) additional hours of flight time upon delivery.

ARTICLE 6.  THIRD PARTY WARRANTIES
            ----------------------

6.1 To the extent that any warranties from manufacturers, service providers or suppliers are still in effect with respect to the Aircraft, such warranties and all rights thereunder are hereby irrevocably assigned to the Buyer and all documents evidencing same are included within the Aircraft Documents; and Seller will assist Buyer in maintaining continuity of the warranties and shall take all reasonable steps to assist Buyer in asserting and processing warranty claims directly with the manufacturers, service providers or suppliers.

ARTICLE 7.  REPRESENTATIONS, WARRANTIES AND LIMITATIONS
            -------------------------------------------

7.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants as of the date hereof and the Closing Date as follows:

     (a) Seller is a limited liability company duly formed and validly existing under the laws of the State of Wisconsin, possessing perpetual existence as a legal entity, having the capacity to sue and be sued in its own name, having full power, legal right and authority to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement.

     (b) The execution, delivery, and performance by Seller of this Agreement have been duly authorized by all necessary action on behalf of Seller and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Seller is a party.

     (c) This Agreement constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

     (d) Seller has (and on the Closing Date shall have) exclusive, marketable, legal and equitable title to the Aircraft and all equipment, components and parts thereof, free and clear of any and all claims, liens, mortgages or other encumbrances of any kind.

     (e) Seller is the owner of the Aircraft and is authorized to convey title to the Aircraft; and execution and delivery of the FAA Bill of Sale and Warranty Bill of Sale shall convey to Buyer exclusive, marketable, legal and equitable title to the Aircraft, free of any and all liens, claims and encumbrances of any kind.

     (f) Other than due to remediation resulting from the Pre-Purchase Inspection, there are no parts, systems or components on the Aircraft that are on temporary loan or exchange. Seller shall be responsible for the cost relating to reinstalling any such original parts, systems or components when such parts, systems or components become available.

     (g) Seller agrees to indemnify and hold Buyer harmless from and against any claims made by any broker or other party claiming an interest in the Aircraft or the purchase price arising from an actual or alleged relationship or agreement with Seller.

     (h) Seller has paid all Seller-related taxes, duties, penalties, charges, invoices, and statements with respect to the Aircraft incurred on or before the Closing Date, or if not paid, Seller hereby indemnifies Buyer from any such expenses.

     (i) All representations and warranties hereunder shall run to Buyer, its successors, and to all persons to whom title to the Aircraft may be transferred.

     (j) The Aircraft shall be in the condition provided under Article 5 of this Agreement.

     (k) Seller warrants that the Aircraft shall comply with any applicable Type Certification Specifications and Supplemental Type Certification ("STC") and all applicable mandatory Service Bulletins, the engines shall comply with all applicable mandatory Service Bulletins, the Aircraft shall be, in all respects, airworthy pursuant to all applicable FAA requirements and approvals, and the Aircraft shall be void of any major repairs to the Aircraft as defined by the FAA regulations, except those repairs detailed in Exhibit A.

7.2  Representations and Warranties of the Buyer. The Buyer hereby represents
     --------------------------------------------
     and warrants as of the date hereof and the Closing Date as follows:

     (a) Buyer is a corporation duly formed and validly existing under the laws of the State of Wisconsin, possessing perpetual existence as a legal entity, having the capacity to sue and be sued in its own name, having full power, legal right and authority to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement.

     (b) Subject to Section 3.2(d) hereof, the execution, delivery, and performance by Buyer of this Agreement have been duly authorized by all necessary action on behalf of Buyer and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Buyer is a party.

     (c) This Agreement constitutes the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms.

7.3 EXCEPT AS OTHERWISE PROVIDED IN SECTION 7.1, THE AIRCRAFT IS HEREBY SOLD "AS IS" AND "WHERE IS." ALL OTHER WARRANTIES AND AGREEMENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, ANY OBLIGATION OR LIABILITY OF SELLER, WITH RESPECT TO THE IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, AND ANY IMPLIED WARRANTY OF FITNESS, ACTUAL OR IMPUTED, OR OTHER LIABILITY OF SELLER FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE OPERATION OF THE AIRCRAFT AND THE WORK THEREON, ARE HEREBY EXCLUDED AND DISCLAIMED. NO AGREEMENT EXTENDING THIS WARRANTY SHALL BE BINDING UPON SELLER UNLESS IN WRITING AND SIGNED BY ITS DULY AUTHORIZED OFFICER OR REPRESENTATIVE.

ARTICLE 8.  COSTS AND SALES TAXES
            ---------------------

8.1  Aircraft Costs and Expenses.  Except as expressly provided to the contrary
     ---------------------------
     herein, Seller shall bear all operating costs and expenses of the Aircraft for flights to or from the Inspection Facility, and to the Delivery Location.

8.2  Transaction Costs and Expenses.  Except as expressly provided for herein,
     ------------------------------
     each of the parties hereto shall be responsible for its own transaction costs and expenses, including brokerage fees and legal fees. Buyer and Seller shall each pay one-half of Escrow Agent's escrow fees and expenses.

8.3  Sales Taxes.  Any sales, use, or similar taxes, and any interest or
     -----------
     penalties on such taxes (unless such interest or penalty is a result of any act or omission by or on behalf of Seller, not otherwise authorized or directed by Buyer) arising from the sale of the Aircraft to Buyer, excluding income, capital gain or similar taxes imposed on Seller, shall be borne by Buyer. In the event Seller receives notice of any proposed sales, use or similar tax, audit, claim, assessment or proposed liability for which Buyer may be liable under this section, Seller shall promptly notify Buyer of such potential tax liability. Seller's failure to provide prompt notice of such potential tax liability to Buyer shall relieve Buyer of its obligation to pay or reimburse Seller under this section to the extent Buyer's rights have been impaired by Seller's delay. Buyer shall have the right to control, manage or defend any audit, claim, assessment, proposed liability or litigation with respect to any sales use or similar tax for which Buyer bears responsibility under this section.

ARTICLE 9.  MISCELLANEOUS
            -------------

9.1  Notices.  All communications and notices required or permitted by this
     -------
     Agreement shall be in writing and shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being sent by registered mail, return receipt requested, postage prepaid, or on the next Business Day when sent by overnight courier or when transmitted by means of telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type and followed promptly with the original thereof) in each case at the address set forth below:


     If to Buyer:                  Sybron International Corporation                                Tel:  (603) 433-6131
                                   c/o  Sybron Laboratory Products Corporation                     Fax:  (603) 436-3719
                                   10 Pleasant Street, Suite 300
                                   Portsmouth, New Hampshire 03801
                                   Attn: Daniel McNally, Esq.

     with a copy to:               Galland, Kharasch, Greenberg,                                   Tel:  (202) 342-5251
                                   Fellman & Swirsky, P.C.                                         Fax:  (202) 342-5219
                                   1054 Thirty-first Street, NW
                                   Washington, D.C.  20007/ Attn: Keith G. Swirsky, Esq.

     If to Seller:                 Volare Partners, LLC                                            Tel:  (___) ___________
                                   2903 West Hidden Lake Road                                      Fax:  (___) ___________
                                   Mequon, Wisconsin 53092
                                   Attn: Christopher Doerr

     With a copy to:               Quarles & Brady                                                 Tel:  (414) 277-5000
                                   411 East Wisconsin Avenue                                       Fax:  (414) 271-3552
                                   Milwaukee, Wisconsin  53202
                                   Attn: Henry Loos, Esq.

9.2  Amendments.  The provisions of this Agreement may not be waived, altered,
     ----------
     modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by an authorized signatory of each party hereto.

9.3  Entire Agreement.  Buyer and Seller agree that the terms and conditions of
     ----------------
     this Agreement, including all exhibits hereto, constitute the entire agreement between the parties.

9.4  Assignment.  Seller may not assign any of its rights or delegate any of its
     ----------
     obligations hereunder without the prior written consent of the Buyer. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

9.5  Headings and References.  The division of this Agreement into Sections, and
     -----------------------
     the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

9.6  Counterparts.  This Agreement may be fully executed in any number of
     ------------
     separate counterparts by each of the parties hereto, all such counterparts together constituting but one and the same instrument.

9.7  Governing Law.  This Agreement shall be governed, interpreted, and
     -------------
     construed in accordance with the laws of the State of New York, without regard for its conflict of laws provisions. The parties agree that any lawsuit relating to this Agreement shall be filed in a federal court located in Milwaukee, Wisconsin.

9.8  Non-Waiver.  Any failure at any time of either party to enforce any
     ----------
     provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of such party to enforce such provision at any subsequent time.

9.9  Time is of the Essence.  Unless specifically stated to the contrary herein,
     ----------------------
     time shall be of the essence for all events contemplated hereunder.

9.10 Survival.  The representations, warranties, covenants and agreements of
     --------
     Buyer and Seller shall survive the Closing in perpetuity.

9.11.1  Buyer's Tax-Free Exchange.  Buyer hereunder desires to exchange other
        -------------------------
     property of like kind and qualifying use within the meaning of Section IRC 1031 as a "reverse exchange" pursuant to Rev. Proc. 2000-37, for all of Seller's right, title and interest in the Aircraft. Buyer expressly reserves the right to assign its rights and its obligations, hereunder to an "exchange accommodation titleholder" ("EAT") as that term is used in Rev. Proc. 2000-37, on or before the Closing Date. Buyer also expressly reserves the right to have the exchange accommodation titleholder reassign, subsequent to Closing, said rights and / or obligations to Buyer, and Seller agrees that in the event of Buyer's assignment to such EAT, Buyer is an intended third-party beneficiary of all of the EAT's rights hereunder.

9.11.2  Seller's Tax-Free Exchange.    Seller hereunder desires to exchange
        --------------------------
        other property of like kind and qualifying use within the meaning of IRC
        Section 1031 for all of Seller's right, title and interest in the Aircraft. Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4) on or before the Closing Date.


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first indicated above.


                                          SELLER:

                                          VOLARE PARTNERS, LLC



                                                 By:        /s/
                                                    ---------------------
                                                    Christopher L. Doerr


                                          BUYER:

                                          SYBRON INTERNATIONAL CORPORATION



                                                 By:        /s/
                                                    ----------------------
                                                    Frank H. Jellinek, Jr.
                                                    Executive Vice President